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Exhibit 10.7: Agreement between Armor Electric Inc. and Pinstripe LLC dated
              May 15, 2006

AGREEMENT

This Agreement is made effective as of May 15, 2006, between ARMOR ELECTRIC of 201 Lomas Santa Fe, Suite #420, Solana Beach, CA 92075 ("Armor"), and PINSTRIPE FINANCIAL LLC ("Pinstripe") of P.O. Box 3101, Vista CA 92085.

WHEREAS, Armor entered into Joint Venture Agreement (the "JVA") with NU POW'R, LLC dated January 17, 2006;

WHEREAS, pursuant to the JVA, Armor agreed to raise $250,000 for the JVA in cooperation with Pinstripe in addition to paying operating expenses for 5 months; and

WHEREAS, Pinstripe has raised $273,557.23 to contribute to the JVA;

NOW, THEREFORE, in consideration of the following mutual terms and agreements, Armor and Pinstripe agree as follows:

1.       Convertible Note and Warrants

In exchange for Pinstripe's contribution of $273,557.23 to the JVA, Armor will issue or transfer to Pinstripe the following:

(a) a convertible note in the amount of $273,557.23 to be repaid at prime plus 3% interest or convertible into 3,039,525 shares of Armor's common stock at a price of $0.09 per share; and
(b) a share purchase warrant to purchase 3,039,525 common shares with an exercise price of $0.16 per share and an expiry date of seven years from the date first written above; and
(c) an equal half of the 25% equity position that Armor owns in Advanced Electric Propulsion Systems LLC.
(d) Armor will have one year from the effective date of this Agreement to pay Pinstripe the convertible note with simple interest at 3% over prime calculated as of the date interest is due and based on the Wall Street journal quoted prime rate and Pinstripe will have one year to convert the note into common shares of Armor.

2.       Registration Rights

Armor agrees to include the shares underlying the convertible note and warrants to be issued to Pinstripe under s. 1 of this Agreement on any Registration Statement Armor might file with the Securities and Exchange Commission within 12 months from the date of this Agreement upon the written request of Pinstripe.

3.       Assignment

This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable by any party without the prior written consent of all of the other parties, which consent shall be subject to any such other party's sole, absolute and unfettered discretion.

4.       Notices

All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, to the addresses set forth below or to such other address as may be specified by either Armor or Pinstripe:

If to Armor:      Armor Electric Inc.
                  201 Lomas Santa Fe, Suite #420
                  Solana Beach, California 92075
                  Att: Merrill W. Moses, President
                  Tel (858) 481-2929
                  Fax (858) 481-1919

If to Pinstripe:  Pinstripe Financial LLC
                  P.O. Box 3101
                  Vista CA 92085

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5.       Governing Law; Consent to Personal Jurisdiction

This will be governed by the laws of the State of California without regard for conflicts of laws principles. Armor and Pinstripe hereby expressly consents to the personal jurisdiction of the State and Federal courts located in the State of California for any lawsuit filed there against either party to this Agreement concerning any matter arising from or relating to this Agreement.

6.       Entire Agreement

This Agreement supercedes, corrects, and replaces any and all prior agreements with respect to the subject matter hereof and contains the entire understanding of the parties. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

Dated this 5th day of June, 2006

ARMOR ELECTRIC, INC.                        PINSTRIPE FINANCIAL LLC.

/s/ Merrill Moses                           /s/ Merrill Moses
-----------------------                     -----------------------
Merrill W. Moses                            Merrill Moses
President                                   President